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      As filed with the Securities and Exchange Commission on May 23, 2002
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      -------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      -------------------------------------

                             VEECO INSTRUMENTS INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                      11-2989601
         (State or other jurisdiction of               (I.R.S. Employer
         incorporation or organization)                Identification No.)

                             100 Sunnyside Boulevard
                            Woodbury, New York 11797
                                 (516) 677-0200
          (Address and telephone number of Principal Executive Offices)
                      -------------------------------------

                             Veeco Instruments Inc.
                       2000 Stock Option Plan (as amended)
                            (Full title of the plan)
                      -------------------------------------

                               Gregory A. Robbins
                       Vice President and General Counsel
                             Veeco Instruments Inc.
                             100 Sunnyside Boulevard
                            Woodbury, New York 11797
                     (Name and address of agent for service)


                                 (516) 677-0200
          (Telephone number, including area code, of agent for service)
                      -------------------------------------

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

                                          CALCULATION OF REGISTRATION FEE
============================ ==================== ======================== =================== =========================
                                                     Proposed Maximum       Proposed Maximum
  Title of Each Class of        Amount to be        Offering Price Per         Aggregate             Amount of
Securities to be Registered      Registered              Share (1)         Offering Price (1)     Registration Fee
---------------------------- -------------------- ------------------------ ------------------- -------------------------
Common Stock, $0.01 par
value per share                 2,200,000 (2)             $29.77              $65,494,000             $6,025.45
============================ ==================== ======================== =================== =========================

(1) An estimate, based on the average of the high and low prices as of May 22, 2002 as determined in accordance with Rule 457(c) and (h) under the Securities Act of 1933, has been made solely for the purpose of calculating the registration fee relating to the shares of Common Stock to be registered hereunder and subsequently offered at prices computed upon the basis of fluctuating market prices.

(2) Represents an additional 2,200,000 shares of Common Stock issuable pursuant to the Registrant's 2000 Stock Option Plan (the "Plan"). 1,250,000 shares and 950,000 shares of Common Stock issuable pursuant to the Plan were previously registered pursuant to the Registrant's Registration Statements on Form S-8, File Number 333-39156, filed on June 13, 2000 and File Number 333-66574, filed on August 2, 2001, respectively. This registration statement also relates to such indeterminate number of additional shares of Common Stock of Veeco Instruments Inc. as may be issuable as a result of stock splits, stock dividends or additional similar transactions.

--------------------------------------------------------------------------------

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Pursuant to General Instruction E to Form S-8, this registration statement on
Form S-8 registers the offer and sale of an additional 2,200,000 shares of Common Stock for issuance under the Plan. The contents of the prior registration statements for the Plan, File Number 333-39156, filed on June
13, 2000, and File Number 333-66574, filed on August 2, 2001, are hereby incorporated by reference.

Item 8.  Exhibits

4.1 Amendment No. 2 dated May 10, 2002 to the Veeco Instruments Inc. 2000 Stock Option Plan.

5.1 Opinion of Gregory A. Robbins as to the legality of shares of Common Stock being registered

23.1     Consent of Ernst & Young LLP

23.2     Consent of PricewaterhouseCoopers LLP

23.3     Consent of Gregory A. Robbins (included in the opinion filed as Exhibit
         5.1)

24.1     Power of Attorney (included on the signature pages hereof)




                                       1
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woodbury, New York, on May 23, 2002.

                       Veeco Instruments Inc.


                       By:      /s/ Edward H. Braun
                       Name:    Edward H. Braun
                       Title:   Chairman, Chief Executive Officer and President


                                POWER OF ATTORNEY

         Each of the undersigned, in the capacities relative to the registrant stated below, hereby appoints Edward H. Braun, John F. Rein, Jr. and Gregory A. Robbins, and each of them acting individually, his true and lawful attorneys-in-fact, with full power of substitution, to sign and file with the Securities and Exchange Commission this registration statement and any and all amendments, including post-effective amendments, to this registration statement.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed by the following persons in the capacities indicated on May 23, 2002.


Signatures                                Capacity
----------                                --------

/s/ Edward H. Braun                       Director, Chairman and Chief Executive Officer
------------------------------            (principal executive officer)
Edward H. Braun

/s/ John F. Rein, Jr.                     Executive Vice President, Chief Financial Officer,
------------------------------            Treasurer and Secretary (principal financial
John F. Rein, Jr.                         officer)

/s/ John P. Kiernan                       Vice President, Finance and Corporate Controller
------------------------------            (Principal Accounting Officer)
John P. Kiernan

/s/ Richard A. D'Amore                    Director
------------------------------
Richard A. D'Amore



                                       2
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/s/ Joel A. Elftmann                      Director
------------------------------
Joel A. Elftmann

/s/ Heinz K. Fridrich                     Director
------------------------------
Heinz K. Fridrich

/s/ Douglas A. Kingsley                   Director
------------------------------
Douglas A. Kingsley

/s/ Paul R. Low                           Director
------------------------------
Paul R. Low

/s/ Roger D. McDaniel                     Director
------------------------------
Roger D. McDaniel

/s/ Irwin H. Pfister                      Director
------------------------------
Irwin H. Pfister

/s/ Walter J. Scherr                      Director
------------------------------
Walter J. Scherr




                                       3
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                                INDEX TO EXHIBITS

4.1 Amendment No. 2 dated May 10, 2002 to the Veeco Instruments Inc. 2000 Stock Option Plan.

5.1 Opinion of Gregory A. Robbins as to the legality of shares of Common Stock being registered

23.1     Consent of Ernst & Young LLP

23.2     Consent of PricewaterhouseCoopers LLP

23.3     Consent of Gregory A. Robbins (included in the opinion filed as Exhibit
         5.1)

24.1     Power of Attorney (included on the signature pages hereof)





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